Exhibit 10.1

AMENDMENT AND WAIVER

TO

SECURITIES PURCHASE AGREEMENT

This Amendment and Waiver (this “Amendment”), dated as of January 16, 2013, is made to the Securities Purchase Agreement, dated as of February 22, 2011, as amended to date (the “Purchase Agreement”), between PLC Systems Inc., a Yukon Territory corporation (the “Company”) and GCP IV LLC (the “Holder”).  The Holder is the “Purchaser” under the Purchase Agreement.  Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement.

WHEREAS, Section 2.1(c) of the Purchase Agreement provides that, at the sole discretion of the Holder, the Company shall sell, and the Holder shall purchase, an aggregate of $1,000,000 of principal amount of Debentures at the Third Closing;

WHEREAS, the Company and the Holder wish to amend and waive certain terms and conditions of the Transaction Documents pursuant to the terms hereof, and proceed with a partial Third Closing with gross proceeds of $250,000;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.                                      Waivers.

(a)                                 Waiver of Notice Requirement for Third Closing.  The Company hereby agrees to waive the 15 Trading Day notice requirement set forth in Section 2.1(c) of the Purchase Agreement with respect to the partial Third Closing hereunder.

(b)                                 Waiver of Third Closing Corporate Milestones.  The Holder hereby acknowledges that the Company has not met the Third Closing Corporate Milestones set forth in Section 2.3(b)(vi) of the Purchase Agreement as of the date hereof.  As such, the Holder hereby expressly waives the requirement that the Company has met the Third Closing Corporate Milestones in order to consummate a partial Third Closing for a Subscription Amount of $250,000.  Further, the parties hereby agree to waive the requirement that the Third Closing Subscription Amount equal $1,000,000, and agree to proceed with a partial Third Closing, and expressly reserve the right to proceed with an additional Third Closing for up to $750,000, subject to the terms and conditions of the Purchase Agreement.   The partial Third Closing hereunder shall occur on the date of this Amendment.

(c)                                  Waivers of Defaults.  The Holder hereby acknowledges that since the Second Closing the Company has failed to perform certain obligations under the Transaction Documents, all as set forth on Schedule 1(c) attached hereto.  As such, the Holder hereby expressly waives each default or Event of Default under any Transaction Document resulting from one or more of the failures set forth on Schedule 1(c).

2.                                      Amendments to Purchase Agreement.

(a)                                 Disclosure Schedules.  The Company and the Holder agree that changes after the Second Closing require the updating of the following disclosure schedules to the Transaction Documents (the “Updated Disclosure Schedules”):

•                  Schedule A to the Security Agreement.

As such, the Company and the Holder agree that the Updated Disclosure Schedules are amended to read in their entirety as set forth in Schedule 2(a) attached hereto.

(b)                                 Intellectual Property.  Since the date of the Purchase Agreement, the Company has been issued an additional patent and filed additional patents applications, as set forth on Schedule 2(a) (the “New Patents”).  As such, Exhibit A to the Grant of Security Interest in Patents and Trademarks, dated as of February 22, 2011 (the “Grant”) shall be amended to include the New Patents.  Any and all references to Patents in the Grant shall include the New Patents.  Furthermore, any additional patents or patent applications applied for or acquired by the Company shall be automatically included as part of Exhibit A to the Grant and no further action shall need to be taken by either party.

(c)                                  Form of Debenture.  The Company and the Purchaser agree that the initial conversion price set forth in Section 4(b) of the Debentures issued in the Third Closing shall be $0.10.  As such, footnote number 4 to the form of Debenture attached as Exhibit A to the Purchase Agreement shall be amended to read as follows:

“For the Debentures issued in the First Closing, the Second Closing, and the Third Closing, the Conversion Price is $0.10.”

3.                                      Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holder as of the date of this Amendment:

(a)                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into this Amendment and otherwise to carry out its obligations hereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Bring Down.  The Company expressly reaffirms that each of the representations and warranties of the Company set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule to Purchase Agreement, as updated through the date of this Amendment), continues to be true, accurate and complete in all material respects as of the date hereof, and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date, and the Company hereby remakes and incorporates herein by reference each such representation and warranty (as supplemented or qualified by the disclosures in any disclosure schedule to Purchase Agreement, as updated through the date of this Amendment) as though made on the date of this Amendment, except for any representation and warranty made as of a certain date, in which case such representation and warranty is remade as of such date.

4.                                      Representations and Warranties of the Holder.  The Holder hereby makes the representations and warranties set forth below to the Company as of the date of this Amendment:

(a)                                 Bring Down.  The Holder expressly reaffirms that each of the representations and warranties of the Holder set forth in the Purchase Agreement, continues to be true, accurate and complete in all material respects as of the date hereof, and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date, and the Holder hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Amendment, except for any representation and warranty made as of a certain date, in which case such representation and warranty is remade as of such date.

(b)                                 Status as Purchaser.  The Holder was the Purchaser at the First Closing and Second Closing and has not assigned, transferred or encumbered any of its rights under the Purchase Agreement or any of the Securities.

5.                                      Fees and Expenses.  At the partial Third Closing, the Company agrees to reimburse Genesis Capital Advisors LLC $5,000 for its legal fees and expenses in connection herewith.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

6.                                      Public Disclosure.  On or before 9:30 am (New York City time) on the first Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby and attaching this Amendment as an exhibit thereto.

7.                                      Reference to the Purchase Agreement.  On and after the date hereof, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Purchase Agreement, a reference to the Purchase Agreement in any such instrument or document to be deemed to be a reference to the Purchase Agreement as amended hereby.

8.                                      Effect on Transaction Documents.  Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement and the Transaction Documents shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  Notwithstanding the foregoing, this Amendment shall be deemed for all purposes as an amendment to the Purchase Agreement as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Purchase Agreement, on the one hand, and the terms and provisions of this Amendment, on the other hand, the terms and provisions of this Amendment shall prevail.

9.                                      Amendments and Waivers. The provisions of this Amendment can be amended or waived in the manner permitted under the Purchase Agreement.

10.                               Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

12.                               Entire Agreement.  This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

PLC SYSTEMS INC.

By:
Name: Gregory W. Mann
Title: Chief Financial Officer

Agreed to and Accepted:

PLC MEDICAL SYSTEMS INC.

By:
Name: Mark R. Tauscher
Title: President

PLC SYSTEMAS MEDICOS INTERNACIONAIS
(DEUTSCHLAND) GMBH

By:
Name: Vincent Puglisi
Title: Managing Director, International

[SIGNATURE PAGE OF HOLDER FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO PLCSF AMENDMENT]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Partial Third Closing Subscription Amount: $250,000

Partial Third Closing Warrants:

Schedule 1(c)

Existing Defaults

Schedule 2(a)

New Patents

Schedule 2(c)

Updated Disclosure Schedules

[see attached]